UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 11, 2009

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement; Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant; Item 8.01 Other Events.

On March 11, 2009, Vectren Corporation (“Vectren”) and Vectren Capital Corp., its wholly-owned subsidiary (“Capital”), entered into a private placement Note Purchase Agreement (the “2009 Note Purchase Agreement”) pursuant to which various institutional investors purchased the following tranches of notes from Capital: (i) $30,000,000 6.37% Guaranteed Senior Notes, Series A due 2014, (ii) $60,000,000 6.72% Guaranteed Senior Notes, Series B due 2016 and (iii) $60,000,000 7.30% Guaranteed Senior Notes, Series C due 2019. These Guaranteed Senior Notes are unconditionally guaranteed by Vectren, the parent of Capital.

On March 11, 2009, Vectren and Capital entered into a First Amendment with respect to a Note Purchase Agreement dated October 11, 2005 pursuant to which Capital issued to institutional investors the following notes: (i) $25,000,000 4.99% Senior Notes, Series A due 2010, (ii) $25,000,000 5.13% Senior Notes, Series B due 2012 and (iii) $75,000,000 5.31% Senior Notes, Series C due 2015; and a Second Amendment with respect to a Note Purchase Agreement, dated April 25, 1997, as amended by the First Amendment thereto, dated October 11, 2005, pursuant to which Capital issued to an institutional investor a $35,000,000 7.43% Senior Note due 2012. The First and Second Amendments conform the covenants in certain respects to those contained in the 2009 Note Purchase Agreement.

Vectren refers to the attached exhibits for the affirmative and negative covenants relating to the 2009 financing and certain of the covenants relating to the 2005 and 1997 financings.

Item 9.01  Financial Statements and Exhibits.

The following exhibits are included in this Current Report on Form 8-K:

4.5	Note Purchase Agreement, dated March 11, 2009, among Vectren Corporation, Vectren Capital, Corp. and each of the purchasers named therein.

4.6	First Amendment, dated March 11, 2009, to Note Purchase Agreement dated October 11, 2005, among Vectren Corporation, Vectren Capital, Corp. and each of the holders named herein.

4.7
Second Amendment, dated March 11, 2009, to Note Purchase Agreement, dated April 25, 1997, among Vectren Corporation, Vectren Capital, Corp. and the holder named therein as amended by the First Amendment thereto, dated October 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March ___, 2009	VECTREN CORPORATION

By:
M. Susan Hardwick
Vice President and Controller